Exhibit 10.1

CONFIDENTIAL	Execution Copy

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

AMENDMENT TO THE LICENSE AGREEMENT

This Amendment to the License Agreement (the “Amendment”) is made as of January 31, 2017 (the “Amendment Effective Date”)

by and between,

IRONWOOD PHARMACEUTICALS, INC., a company organized and existing pursuant to the Laws of Delaware, and having its principal offices at 301 Binney Street, Cambridge, MA 02142, USA (hereinafter, referred to as “Ironwood”)

and

ALLERGAN PHARMACEUTICALS INTERNATIONAL LTD., a company registered in Ireland, whose registered office is at Clonshaugh Business & Technology Park, Coolock, Dublin, D17 E400, Ireland (the “Partner”).

WITNESSETH

WHEREAS, Partner (as transferee from Almirall, S.A., formerly, Laboratorios Almirall, S.A. (“Almirall”) pursuant to that certain Novation Agreement, dated October 26, 2015, among Ironwood, Partner and Almirall) and Ironwood are parties to a License Agreement, dated April 30, 2009, as amended (hereinafter, referred to as the “Agreement”), related to the Product (as defined in the Agreement).

WHEREAS, the Parties have agreed to further amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, the Parties hereby agree as follows:

Article 1 – Definitions

1.1.	Unless otherwise stated herein, all the definitions contained in Section 1 of the Agreement shall remain valid and applicable to this Amendment.
1.2.	Section 1.18 (Commercialization Plan) of the Agreement is hereby deleted in its entirety and replaced with the following:

““Commercialization Plan” means the strategic commercialization plan for the Product in the Field in the Original Territory or Additional Territory (or country or region thereof), as applicable, which sets forth, among other things, (a) a multi-year marketing strategy that includes plans for market research, health economics, pricing and reimbursement, medical affairs and value added initiatives, (b) a multi-year communications strategy that includes plans for public relations, conferences and exhibitions and other external meetings, internal meetings and communications, publications and symposia, internet activities and core brand package, (c) a multi-year strategy for Phase IV

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

studies and lifecycle management activities, (d) a high level operating plan for the implementation of such strategies on an annual basis, including without limitation, information related to product positioning, core messages to be communicated, share of voice requirements and pricing strategies, (e) a level of detailing activity that would be Commercially Reasonable for a company comparable to Partner for a product having similar market potential in the Original Territory or Additional Territory (or country or region thereof), as applicable, (f) a commercialization budget, and (g) all other activities to be conducted in connection with the Commercialization of the Product in the Field in the Original Territory or Additional Territory (or country or region thereof), as applicable. Each Commercialization Plan will be updated at least once a year.”

1.3.	Section 1.64 (Launch Plan) is hereby deleted in its entirety and replaced with the following:

““Launch Plan” means the plan regarding the Commercial Launch of the Product in the Original Territory attached hereto as Exhibit A.”

1.4.	Section 1.112 (Territory) of the Agreement is hereby deleted in its entirety and replaced with the following:

““Territory” means the Original Territory and the Additional Territory.”

1.5.

Additionally, the following terms as used hereinafter in this Amendment shall have the meaning set forth in this Article and shall be deemed included and added to the defined terms listed in Section 1 of the Agreement.

“1.124.    “Additional Territory” means every country throughout the world, other than the People’s Republic of China (including Hong Kong and Macau), Japan, the countries included in the Original Territory, and the countries included in the Forest Territory.

1.125.    “Amendment Date” means January 31, 2017.

1.126.    “[**]” means, with respect to a Product, [**].

1.127.    “Named Countries” means [**].”

1.128.    “Original Territory” means the current and any future member states of the European Union (consisting of the following countries as of the Effective Date: Austria, Belgium, Bulgaria, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom), Albania, Andorra, Lichtenstein, Iceland, San Marino, Switzerland, Turkey, Norway and Russia, as well as other countries of the former Yugoslavia and those other countries forming the Commonwealth of Independent States.

Article 2 – Development, Regulatory and Commercialization

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

2.1.	The first sentence of Section 3.1.1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The JDC’s responsibilities will include, among others: (i) preparing and approving the Development Plan and any amendments to such plan, (ii) approving (or establishing procedures to approve) protocols for pre-clinical or clinical studies (including Post- Approval Research), (iii) making modifications to and performing quarterly monitoring of progress of pre-clinical and clinical studies and proposing additional studies for the Product, (iv) facilitating the exchange of all data, information, material or results relating to the development of the Product, (v) solely with respect to the [**], reviewing and commenting on Regulatory Submissions relating to the Product, and (vi) solely with respect to the [**] and the [**], reviewing Partner’s budget for Developing the Product. Notwithstanding anything to the contrary in this Section 3.1 and the definition of Development, the JDC’s rights and responsibilities under this Agreement will not extend to reviewing or commenting on Regulatory Submissions relating to the Product in the [**] or otherwise handling regulatory affairs with respect to the [**] (but for clarity, the initiation and design of pre-clinical or clinical studies for the Licensed Compound or the Product shall not be deemed to be regulatory affairs and shall remain subject to the approval of the JDC; provided, that following a decision by the JDC to initiate, and approval by the JDC of the design of, any pre-clinical or clinical studies for the Licensed Compound or the Product (including approval of an amendment to the Development Plan for such studies) for purposes of Regulatory Approval in any country(ies) in the [**], Partner shall have [**] over conduct of such studies; provided, however, that Partner shall [**] of any such studies following the initiation thereof without the prior written approval of the JDC).”

2.2.	Section 3.1.1(f) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Elevation and Dispute Resolution.  Each Party’s representatives on the JDC will collectively have one vote on all matters that are within the responsibility of such committee. The members of each committee will use reasonable efforts to reach consensus on all decisions. In the event that the members of the JDC are unable to agree on a particular issue, such issue will be referred to the Parties’  respective Chief Scientific Officers or equivalent or their designees. In the event such individuals are unable to resolve such issue within 15 days, such issue will be referred to the Chief Executive Officers of each Party or their designees for resolution. Subject to the remaining provisions of this Section 3.1.1(f), all matters relating to Development, including, without limitation, amendments and modifications to the Development Plan, must be determined by consensus of the Parties. The Parties will from time to time identify a panel of mutually agreed consultants with expertise in pharmaceutical development to assist the JDC in the resolution of development issues and, upon the request of either Party, such experts will be requested to advise as to Development issues where consensus cannot be reached, with the advice of such experts not to be unreasonably rejected. Notwithstanding the foregoing, (a) if a matter before the JDC with respect to

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

the [**] for which consensus cannot be reached is addressed by the then current Development Plan, then such Development Plan and the activities required thereunder will control despite any inability of the Parties to reach consensus, (b) if consensus cannot be reached on a matter before the JDC with respect to the [**], other than with respect to matters relating to the initiation or design (including [**])  of pre-clinical or clinical studies, Partner [**], and (c) if consensus cannot be reached on a matter before the JDC with respect to the [**] that relates to the initiation or design (including [**])  of pre-clinical or clinical studies, and is addressed by the then current Development Plan, then such Development Plan and the activities required thereunder will control despite any inability of the Parties to reach consensus.”

2.3.	The first sentence of Section 3.1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The initial Development Plan for the Product in the Field in the Original Territory is set forth in Exhibit C (the “Initial Development Plan”). The JDC will promptly amend the Development Plan to cover the [**]. Following the determination by Partner to seek Regulatory Approval in any country in the [**] in accordance with this Agreement, the JDC will, to the extent necessary, further amend the Development Plan with respect to such country.”

2.4.	Section 3.2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Responsibility For Regulatory Interactions.  Regulatory strategy for the Product and all decision-making with respect thereto will be determined (a) with respect to the [**], by the Parties through the JDC, and (b) with respect to the [**], by Partner.  Partner will use Commercially Reasonable Efforts to obtain Regulatory Approvals with respect to the Product (i) in the [**] in a timely manner in accordance with the Development Plan, and (ii) in [**] in accordance with the Development Plan. Partner will be solely responsible for conducting, at its sole expense, all activities relating to obtaining and maintaining Regulatory Approvals with respect to the Product, including without limitation, preparing and submitting Regulatory Submissions and all substantive interactions with Regulatory Authorities relating to Regulatory Approvals (including attending meetings with Regulatory Authorities), and such responsibility will be (1) with respect to the [**], at the discretion of the JDC, and (2) with respect to the [**].  Notwithstanding anything contained in this Agreement to the contrary, Partner acknowledges and agrees that Ironwood is required to [**]. Partner will provide Ironwood with advanced copies of any substantive Regulatory Submissions made in the [**] reasonably in advance of submission to a Regulatory Authority in the [**], and will not [**] to the extent they are related to issues potentially affecting [**]. Partner will not submit any Regulatory Submissions in the [**] unless the Parties have complied with the preceding two sentences with respect to such Regulatory Submissions. Ironwood will make available to Partner with respect to the Licensed Compound or Products any Regulatory Submissions made pursuant to the Forest Agreement. Partner or its Affiliates will own all right, title, and interest in all Regulatory Submissions and Regulatory Approvals for Products in the Territory.”

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

2.5.	Section 3.2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Regulatory Cooperation.

(a)Partner will keep Ironwood reasonably informed regarding the status and progress of Development activity, which, with respect to the [**], will include without limitation, providing Ironwood with advance notice of all meetings scheduled with a Regulatory Authority (including notice within 24 hours of a request for a meeting received from a Regulatory Authority) related to the Licensed Compound, and an agenda and an invitation to attend such meetings, providing Ironwood with a copy of all substantive written correspondence from a Regulatory Authority involving a Regulatory Submission, notifying Ironwood of all oral substantive correspondence from a Regulatory Authority involving a Regulatory Submission, and providing Ironwood with an advance draft of each proposed Regulatory Submission sufficiently in advance of providing the submission to the Regulatory Authority (and in any event no less than 15 days in advance) to enable Ironwood to comply with the provisions of Section 3.2.1 and to have a meaningful opportunity to provide comments on the content of such submission and no such submission (including any NDA) may be submitted for filing with the Regulatory Authority in the [**] without the mutual agreement of the Parties, such consent of Ironwood not to be unreasonably withheld or delayed. Furthermore, the Parties will agree in advance on all substantive written communications with and, to the extent permitted by Applicable Law, will both have the right to participate in all meetings and oral communications with Regulatory Authorities in the applicable countries, in each case, in the [**] to the extent related to the Product.  With respect to the [**], (a) Partner will be the designated point of contact with Regulatory Authorities regarding Regulatory Approvals, regulatory correspondence and otherwise handling regulatory affairs with respect to the Licensed Compound and Product, and (b) Partner will determine, in its sole discretion, but subject to the terms of this Agreement, the content of all Regulatory Submissions and of all correspondence with Regulatory Authorities relating to the Licensed Compound or Product.  Partner will provide to Ironwood copies of all Regulatory Submissions in the form actually submitted to Regulatory Authorities and other substantive correspondence with Regulatory Authorities, in each case, in the Territory promptly following submission or receipt thereof.

(b)With respect to the [**], within [**] following the end of each of the second and fourth Calendar Quarters of each Year, Partner will provide Ironwood with a written report summarizing in reasonable detail all substantive regulatory activities undertaken by or on behalf of Partner with respect to the Licensed Compound or the Product in the [**] in the preceding two Calendar Quarters, and plans for regulatory matters with respect to the Product in the [**] in the then-current Calendar Quarter and the next three Calendar Quarters, including without limitation, a reasonably detailed summary of all substantive interactions (including written correspondence, oral communications, inspections, observations, and meetings) with Regulatory Authorities relating to Regulatory Approvals,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

the Regulatory Submissions, the Licensed Compound and the Product. In addition to the foregoing, with respect to the [**], Partner will provide prompt written notice to Ironwood of [**].”

2.6.	Section 3.3 of the Agreement is hereby amended by adding the following to the end of such section:

“Promptly following the Effective Date, Partner will assume a portion of Ironwood’s purchase commitments with respect to the Licensed Compound under one or more of Ironwood’s agreements with its Third Party suppliers of the Licensed Compound for the years and in the quantities set forth in the table below for use in the Territory.

Year	Original Territory (kg)	Additional Territory (kg)	Total (kg)
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

Such assumption of purchase commitments by Partner from such Third Party suppliers will be made in accordance with a process (including commitments to purchase Licensed Compound from specified Third Parties) mutually agreed by the Parties through discussions by the manufacturing and supply chain working group established pursuant to Section 4.4 of the Forest Agreement.  The working group will review the usage of Licensed Compound on an annual basis and the Parties will make appropriate changes as are mutually agreed.

In the event that Partner and Ironwood are unable to effectuate such arrangement for any such Year with respect to the amount of Licensed Compound specified in the table above under the column “Total (kg)” (the “Total Requirement”) then Partner will, at Ironwood’s election, on reasonable notice [**], in each case, with respect to such Year, by the end of such Year, [**]”

2.7.	Section 3.4.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“General.  The Parties will establish a joint commercialization committee (“JCC”) that will (i) with respect to the [**], oversee the Commercialization of the Product in the Field and (ii) with respect to the [**], (A) serve as a forum for discussions regarding Commercialization of the Product in the Field, and (B) approve the initiation and design of Phase IV studies; provided, that following a decision by the JCC to initiate, and approval by the JCC of the design of, any Phase IV studies for the Licensed Compound or the Product in any country(ies) in the [**], Partner shall have [**] over conduct of such studies; provided, further, that Partner shall [**] following initiation thereof without the prior written approval of the JCC.”

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

2.8.	Section 3.4.1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Responsibilities. With respect to the [**], the JCC will be responsible for, among other things, (i) reviewing Partner’s strategy for the Commercialization of the Product in the Field, (ii) reviewing and approving the Commercialization Plan proposed by Partner, (iii) overseeing the implementation of the strategy for Commercializing the Product in the Field (including strategies related to regulatory approvals, reimbursement, advertising and promotion, brand integrity, sales, and launch sequence), (iv) providing input to the JDC regarding the target product profile for the Product and making recommendations regarding changes to the same, (v) developing and reviewing the annual marketing plans for the Product in the Field, (vi) reviewing Partner’s marketing and promotional activities, (vii) reviewing Partner’s budget for Commercializing the Product and (viii) coordinate selling and marketing efforts under the Commercialization Plan. The JCC will also be responsible for establishing usage instructions for the Trademarks throughout the Territory. With respect to the [**], other than serving as a forum for discussion and approving the initiation and design (and [**]) of Phase IV studies as set forth in Section 3.4.1(a) of this Agreement, the JCC will have no responsibilities or decision-making authority. [**]

2.9.	The first sentence of Section 3.4.1(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The JCC will meet at such frequency as will be established by the Parties (but not less frequently than four times per year prior to launch and during the first five years of Commercialization in the [**]).”

2.10.	The third sentence of Section 3.4.1(f) of the Agreement is hereby deleted in its entirety and replaced with the following:

“In the event that the members of the JCC are unable to agree on a particular issue, other than the decisions and approvals of the JCC described in clause (ii)(B) and the last proviso of Section 3.4.1(a) and the last sentence of Section [**], such issue will be resolved by Partner giving good faith consideration to Ironwood’s views on the issue. For clarity, the decisions and approvals of the JCC described in clause (ii)(B) and the last proviso of Section 3.4.1(a) and the last sentence of Section [**] will be determined by consensus of the Parties.”

2.11.	Section 3.4.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Responsibility.  Partner is solely responsible for, and will bear all costs relating to, Commercializing the Products in the Field in the Territory.  Partner will promptly following the Amendment Date prepare Commercialization Plan(s) on a country-by-country or region-by-region basis within the [**], as reasonably determined by Partner.  In the [**], Partner will have sole decision making rights with respect to Commercialization activities for the [**]. With respect to the [**], within [**] following the end of the second and fourth Calendar Quarters of each Year, Partner will provide Ironwood with a copy of

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

the then current Commercialization Plan and a written report summarizing in reasonable detail the Commercialization activities undertaken by or on behalf of Partner with respect to the Product in the [**] in the preceding two completed Calendar Quarters, and Partner’s plans and strategies for Commercialization with respect to the Product in the [**] in the then-current Calendar Quarter and next three Calendar Quarters, including without limitation, (a) plans and strategies relating to marketing (including pricing and reimbursement), communications, public relations, life cycle management, and medical affairs, and (b) projected Net Sales for such current and next Calendar Quarters for each of the [**] and the [**].”

2.12.	The first sentence of Section 3.4.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to the provisions of Section 3.4.4, Partner will Commercialize the Product in each country in [**], subject to compliance by Ironwood with its obligations hereunder to the extent such compliance would be material to Partner’s performance of its Commercialization obligations hereunder.”

2.13.	The first two sentences of Section 3.4.4 of the Agreement are hereby deleted in their entirety and replaced with the following:

“Partner will achieve the Commercial Launch of the Product in each country in the [**] within [**] of receiving the first Regulatory Approval in such country; provided, however, that Partner will not be required to achieve the Commercial Launch of the Product in a particular country in the [**] if Partner demonstrates, to Ironwood’s reasonable satisfaction, that it is not Commercially Reasonable to launch the Product in such country [**]. Partner will use Commercially Reasonable Efforts to Commercialize the Product in each country in the [**] and in each [**] following the receipt of Regulatory Approval in such country with the goal of obtaining the maximum possible sales in each such country.”

Article 3 – Royalties

Section 4.3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Royalty.

(a)  Original Territory.  Partner will pay Ironwood royalties based on the aggregate annual Net Sales of Products sold in each Year indicated in the chart below by Partner or its Affiliates in the Field in the Original Territory at the rates set forth in the table below for such Year:

Year	Royalty Rate
2015-2017	[**]%
2018	[**]%
2019 and thereafter	[**]%

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(b)  Additional Territory.  Partner will pay Ironwood royalties on a country-by-country basis on the aggregate Net Sales of each Product sold in such country by Partner or its Affiliates in the Field in the Additional Territory at the rates set forth in the table below for the applicable period set forth in the table below:

Year	Royalty Rate
For sixty (60) months following First Commercial Sale of such Product in such country	[**]%
Thereafter	[**]%

Commencing with the Calendar Quarter in which [**] and continuing until royalties with respect to such Product in such country are no longer payable under this Section 4.3.2(b), the applicable royalty rates set forth above will be [**] of such Product sold in such country in the Additional Territory in the applicable time period.

Commencing with the Calendar Quarter in which [**] Partner’s obligation to pay royalties with respect to such Product in such country in the Additional Territory will cease.”

Article 4 – Covenants

4.1.   Section 5.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Export Restrictions. Partner and Ironwood will not, and will not permit their respective Affiliates, third party licensees or Sublicensees with respect to the Licensed Compound or Product, as applicable, to, directly or indirectly, sell, export, or distribute any Product or Licensed Compound to, (i) in the case of Partner, any location outside of the Territory or the Forest Territory, and (ii) in the case of Ironwood, inside the Territory, or, in each case, take any action that Partner or Ironwood, as applicable, reasonably believes will result in the foregoing. Partner will use [**] to stop all such sales, exportation or distribution outside the Territory or the Forest Territory using measures available under Applicable Law. Partner will promptly notify Ironwood of any material incidence of such sales, exportation or distribution of which it becomes aware and will coordinate with and keep Ironwood reasonably apprised of such efforts to stop such sales, exportation or distribution. Ironwood will cooperate with Partner as reasonably requested by Partner with respect to the foregoing matters. Ironwood will use [**] to (a) enforce any analogous provisions in its license agreements under which it has granted any Third Party(ies) Commercialization rights with respect to the Licensed Compound or Product outside the Territory or the Forest Territory or (b) if no such license agreement(s) exist in a given country outside the Territory or the Forest Territory, [**]”

4.2.    The following new Section 5.8 is hereby inserted immediately following Section 5.7 of the Agreement:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“Enforcement of Infringing or Counterfeit Goods.  Partner will use [**] to stop all incidences of production, distribution,  sale, importation, or exportation of counterfeit goods or uses of Trademarks,  including trade dress, that infringe the Product Trademarks or use confusingly similar Product domain names and other similar offenses in the Territory (collectively, “Counterfeiting”) using measures available under Applicable Law.  Partner will promptly notify Ironwood of any material incidence of Counterfeiting in the Territory of which it becomes aware and will coordinate with and keep Ironwood reasonably apprised of such efforts to stop such Counterfeiting.  Ironwood will cooperate with Partner as reasonably requested by Partner with respect to the foregoing matters. Ironwood will use [**] to (a) enforce any analogous provisions in its license agreements under which it has granted any Third Party(ies) Commercialization rights with respect to the Licensed Compound or Product outside the Territory or the Forest Territory or (b) if no such license agreement(s) exist in a given country outside the Territory or the Forest Territory, [**]”

Article 5 – Termination

The first sentence of Section 8.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Effective upon at least [**] prior written notice to Ironwood, this Agreement may be terminated for any reason by Partner (a) in its entirety, prior to the expiration of the Agreement, (b) with respect to Spain only, prior to the Commercial Launch of the Product in Spain, or (c) with respect to the [**] only, on a country-by-country basis, prior to the expiration of the Agreement.”

Article 6 – Representations and Warranties of Ironwood

As of the Amendment Effective Date, Ironwood hereby represents and warrants to Partner with respect to the [**] as follows:

a.	Ironwood has the full right, power and authority to grant all of the right, title and interest in the licenses granted to Partner under this Amendment;

b.

Ironwood has the sole right, title and interest in and to the Ironwood Patent Rights listed in Schedule 6(b) to this Amendment, other than any such Ironwood Patent Rights that constitute (i) Forest Patent Rights licensed to Ironwood under the Forest Agreement, or (ii) Patent Rights licensed to Ironwood under that certain License Agreement between Ironwood and Astellas Pharma Inc. effective as of November 10, 2009 (as amended); and

c.

Ironwood is not subject to any agreement with a Third Party that includes a royalty or similar payment obligation to, or other restriction or limitation in favor of, such Third Party (including, for this purpose, to current or former officers, directors, employees, consultants or personnel of Ironwood or any predecessor) with respect to its rights to practice the Ironwood Technology.

In the event that any of the above representations are untrue in any material respect, Partner

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

will be entitled to indemnification pursuant to the terms of Article 9 of the Agreement as if such representation were made by Ironwood under the Agreement.

Article 7 – Representations and Warranties of Partner

As of the Amendment Effective Date, Partner hereby represents and warrants to Ironwood that (i) Forest and Partner are Affiliates, and (ii) the Existing Supply Agreements constitute all of the agreements and arrangements pursuant to which Partner and its Affiliates do or may purchase, procure, or otherwise obtain Licensed Compound. Partner hereby covenants on behalf of itself and its Affiliates that it and its Affiliates will not (1) [**], or (2) enter into any agreement or other arrangement with any Person pursuant to which Partner or its Affiliates do or may [**], in each case ((1) and (2)), until such time that Ironwood and Forest [**].

For the purpose of this Article 7, “Existing Supply Agreements” means [**].

In the event that any of the above representations are untrue in any material respect, Ironwood will be entitled to indemnification pursuant to the terms of Article 9 of the Agreement as if such representation were made by Partner under the Agreement.

Article 8  – Pharmacovigilance Agreement

Within 60 days after the Amendment Effective Date, the Parties will enter into a pharmacovigilance agreement that allocates roles and responsibilities to each Party with respect to the Licensed Compound and the Product in the Territory and the Forest Territory (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement will, among other things, provide for the exchange by the Parties of information concerning [**] pertaining to the Licensed Compound or Product.

Article 9  – Quality Agreement

Within 60 days after the Amendment Effective Date, the Parties will enter into an agreement that allocates roles and responsibilities to each Party regarding the quality standards required for the Licensed Compound and Product in the Territory and the Forest Territory or by Third Party vendors (including Third Parties performing API Manufacturing) (the “Quality Agreement”). The Quality Agreement will, among other things, require each Party to promptly notify the other Party about information or events that could impact product manufacture or supply of the Licensed Compound or Product, including without limitation, [**], in each case, related to shared process, formulation or manufacture of the Licensed Compound or Product.

Article 10 – Miscellaneous

The interpretation and construction of this Amendment will be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Amendment to the substantive law of another jurisdiction. Disputes arising out of or relating to this Amendment shall be resolved in accordance with Sections 10.1.2 and 10.1.3 of the Agreement. This Amendment constitutes an integral part of the Agreement. It is expressly understood that the terms and conditions of the Agreement shall remain fully enforceable except where directly and expressly modified by this Amendment. This Amendment may be executed in any number of

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

counterparts, each of which will be deemed an original and all of which taken together will be deemed to constitute one and the same instrument. An executed signature page of this Amendment delivered by email/pdf transmission will be as effective as an original executed signature page.

[Remainder of Page Intentionally Left Blank]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Amendment Effective Date.

IRONWOOD PHARMACEUTICALS, INC.	ALLERGAN PHARMACEUTICALS INTERNATIONAL LTD.
By: /s/ Peter Hecht Name: Peter Hecht Title: CEO	By: /s/ Patrick O’Donnell Name: Pat O’Donnell Title: Director

[Signature Page to the Amendment to License Agreement]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 6(b)

[**]